UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 27, 2010

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma 000-19341 73-1373454 -------- --------- ---------- (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

_____________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07                      Submission of Matters to a Vote of Security Holders

(a)	On April 27, 2010, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Gregory S. Allen	62,449,847	141,128	--	3,522,905
C. Fred Ball Jr.	59,222,382	3,368,593	--	3,522,905
Sharon J. Bell	62,556,915	34,060	--	3,522,905
Peter C. Boylan, III	62,574,327	16,648	--	3,522,905
Chester Cadieux, III	61,633,124	957,851	--	3,522,905
Joseph W. Craft, III	56,249,362	6,341,613	--	3,522,905
William E. Durett	62,557,404	33,571	--	3,522,905
John W. Gibson	62,501,269	89,706	--	3,522,905
David F. Griffin	62,450,602	140,373	--	3,522,905
V. Burns Hargis	62,555,168	35,807	--	3,522,905
E. Carey Joullian, IV	60,186,070	2,404,905	--	3,522,905
George B. Kaiser	58,311,919	4,279,056	--	3,522,905
Robert J. LaFortune	62,556,553	34,422	--	3,522,905
Stanley A. Lybarger	59,148,337	3,442,638	--	3,522,905
Steven J. Malcolm	59,665,045	2,925,930	--	3,522,905
E.C. Richards	62,575,316	15,659	--	3,522,905

2. Approval of Amended and Restated BOKF 2003 Executive Incentive Plan	60,422,171	2,158,018	10,787	3,522,905

3. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2010	66,001,892	96,139	15,849	--

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell -------------------------------- Steven E. Nell Executive Vice President Chief Financial Officer Date: April 30, 2010